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ITEM 2.       DESCRIPTION OF EXHIBITS.

                                                                    EXHIBIT 2(a)






                            CERTIFICATE OF INCORPORATION

                                         OF

                               JPC CONSTRUCTION, INC.


                         ----------------------------------


              I, the undersigned, a natural person over the age of twenty-one years, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

              FIRST:    The name of the Corporation is:

                        JPC CONSTRUCTION, INC.

              SECOND:   The address of its registered office in the State of
Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is the United State Corporation Company.


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              THIRD:    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


              FOURTH:   The total number of shares of stock which the
Corporation shall have authority to issue is Twenty Thousand (20,000), all of which stock shall be common stock of the par value of One Dollar ($1.00).


              FIFTH:    The name and mailing address of the incorporator is as
follows:


                            NAME                   MAILING ADDRESS
                            ----                   ---------------
                     Betty Sonnenberg            70 Pine Street
                                                 New York, New York 10005

              SIXTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized:

              (a)    To make, alter or repeal the By-Laws of the Corporation.
              (b) To authorize and cause to be executed mortgages and liens upon and pledges of the assets and the real and personal property of the Corporation.


              SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stock-


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holders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

              EIGHTH:   Elections of Directors need not be by written ballot
unless the By-Laws of the Corporation so provide.

              NINTH:    The Corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

              TENTH:    The Corporation reserves the right to amend, alter,
change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

              IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under the penalties of perjury, and accordingly have hereunto set may hand this 25th day of September, 1973.


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                                          /s/ Betty Sonnenberg
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